Exhibit 10.2

October 4, 2019

Dale Redman

5800 NCR 1244

Midland, TX 79707

Dear Dale:

This letter memorializes the understanding between you and ProPetro Holding Corp. (the “Company”) regarding your duties as Chief Executive Officer, beginning October 3, 2019 (the “Effective Date”).  As you are aware, as of the Effective Date, Phillip Gobe will serve as Executive Chairman of the board of directors of the Company (the “Board”) and, as Executive Chairman, will perform the functions and duties of the Company’s principal executive officer, as that term is used in the U.S. federal securities laws and the rules and regulations promulgated thereunder.  You will continue to serve as the Company’s Chief Executive Officer.  Each of the executive officers of the Company will report to the Executive Chairman, with the exception of the Company’s Chief Operating Officer and the Chief Administrative Officer, who will each report to you.  These changes will not result in any modifications to your base salary or annual cash bonus opportunity.  As is currently the case, the amount of the annual cash bonus actually paid to you for any given calendar year remains subject to the terms and conditions of the ProPetro Holding Corp. Senior Executive Incentive Bonus Plan, as in effect from time to time and the attainment of the applicable performance targets, as determined in the sole discretion of the compensation committee (the “Compensation Committee”) of the Board.  In addition, the value and terms and conditions of any future awards granted to you under the ProPetro Holding Corp. 2017 Incentive Award Plan will continue to be determined by the Compensation Committee in its sole discretion but the target value of such awards may differ from prior years to reflect the changes in your role and responsibilities as described above.

As you know, you and the Company are parties to that certain Employment Agreement, entered into as of April 17, 2013 (as amended, the “Employment Agreement”). The Employment Agreement will not be modified as a result of the changes described above and will remain in full force and effect.   In signing below, you hereby explicitly consent to the changes described in this letter, and in return for your continued employment as described above, you hereby waive any and all rights you may have to terminate your employment with the Company or its Affiliates (as such term is defined in the Employment Agreement) for Good Reason (or similar or related definitions) as a result of these changes (including any right to receive any payments or benefits pursuant to the Employment Agreement or any other plan, program, or agreement sponsored or maintained by the Company or any of its Affiliates (collectively, the “Company Plans”) as a result of these changes).  For the avoidance of doubt, execution of this letter will not be deemed to constitute a (i) consent to any future modification to your responsibilities, duties or compensation that are not described in this letter (such modifications, if any, the “Future Modifications”) or (ii) waiver of your right, if any, to terminate your employment with the Company or its Affiliates for Good Reason pursuant to the terms of your Employment Agreement or any other Company Plan as a result of any Future Modifications.

You further acknowledge that nothing in this letter shall be construed in any way to limit the right of the Company to terminate your employment, with or without cause, or for you to terminate your employment with the Company, with or without reason, nor shall this letter limit your right to resign from the Board of Directors of the Company at any time or limit the rights of the stockholders of the Company under the Company’s Bylaws.

Please indicate your agreement with the foregoing by signing and dating below and returning an executed copy of this letter to me.

[Signature Page to Follow]

PROPETRO HOLDING CORP.

		By:	/s/ Phillip Gobe
Name: Phillip Gobe
Title: Executive Chairman

AGREED AND ACKNOWLEDGED:

/s/ Dale Redman
Dale Redman

Date:	October 7, 2019

SIGNATURE PAGE TO

LETTER AGREEMENT WITH DALE REDMAN